UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 12, 2023

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(Address of principal executive offices)

(732) 380-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously reported by Reliance Global Group, Inc., a Florida corporation (the “Company”), on or around December 22, 2021, the Company entered into a securities purchase agreement (the “December 2021 Purchase Agreement”) with accredited investors (“accredited investors”) and accredited investors (“accredited investors”), pursuant to which the Company issued those certain Series B common stock purchase warrants (the “Series B Warrants”) amongst other securities. On December 12, 2023, the Company entered into that certain Inducement Offer to Extend Existing Warrants with accredited investors (the “Inducement Offer to Extend Existing Warrants”), pursuant to which (i) the Company extended the expiration date of the remaining Series B Warrants held by accredited investors to December 28, 2028 and (ii) accredited investors waived a restriction in the December 2021 Purchase Agreement such that the Company will be permitted to consummate an “at-the-market offering” with a registered broker-dealer, whereby such registered broker-dealer is acting as principal or agent in the purchase of shares (the “ATM”) of common stock of the Company, par value $0.086 per share (“Common Stock”) from the Company after sixty (60) days following the Closing Date (as defined in this Form 8-K). Further, on December 12, 2023, the Company entered into that certain Exchange Offer of Warrants to Purchase Common Stock and Amendment with accredited investors (the “Exchange Agreement”), pursuant to which accredited investors will exchange its remaining Series B Warrants to purchase 300,000 shares of Common Stock for 300,000 shares of Common Stock (the “Exchange Shares”). The Exchange Shares must be issued within two (2) trading days after the execution of the Exchange Agreement. The Exchange Agreement also contains customary representations, warranties, and closing conditions.

As previously reported by the Company, on or around March 13, 2023, the Company entered into a securities purchase agreement (the “March 2023 Purchase Agreement”) with accredited investors, pursuant to which the Company issued those certain Series F common stock purchase warrants (the “Series F Warrants”) amongst other securities. On December 12, 2023, the Company entered into that certain Inducement Offer to Exercise Series F Warrants to Subscribe for Common Stock with accredited investors (the “Series F Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Series F Warrants to $0.6562 per share (which is equal to the Nasdaq minimum price) (the “Nasdaq Minimum Price”) and (ii) accredited investors agreed to exercise the remaining Series F Warrants to purchase 2,105,264 shares of Common Stock into 2,105,264 shares of Common Stock (the “Exercise Shares”) by payment of the aggregate exercise price of approximately $1,381,474 (gross proceeds before expenses, including but not limited to EF Hutton LLC, who acted as placement agent in connection therewith). The closing is expected to occur on or before December 15, 2023 (such closing date shall be referred to herein as the “Closing Date”). The Exercise Shares shall be issued in accordance with the beneficial ownership limitations in the Series F Warrants and Series F Inducement Agreement. From December 12, 2023, until sixty (60) days after the Closing Date, neither the Company nor any subsidiary of the Company shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents (subject to customary carve outs for certain exempt issuances) or (ii) file any registration statement or any amendment or supplement to any existing registration statement (other than the Resale Registration Statement (as defined in this Form 8-K)) or any prospectus supplement to reflect the transactions contemplated hereby). The Series F Inducement Agreement also contains customary representations, warranties, closing conditions, and restrictive covenants.

Pursuant to the Series F Inducement Agreement, the Company agreed to issue a new unregistered Series G common share purchase warrant (“Series G Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase 4,210,528 shares of Common Stock at an initial exercise price equal to the Nasdaq Minimum Price. The Series G Warrant is not exercisable until the Company obtains the approval of a sufficient amount of holders of the Company’s Common Stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Rule 5635(e), to effectuate the issuance of all shares of Common Stock underlying the Series G Warrant (the “Shareholder Approval”). The Company shall hold an annual or special meeting of shareholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the Series G Warrants are no longer outstanding. The Company is required to file a registration statement (the “Resale Registration Statement”) within 45 calendar days of the Closing Date providing for the resale of the Common Stock underlying the Series G Warrant (the “Series G Warrant Shares”) by the holders of the Series G Warrant. The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the Closing Date and shall use commercially reasonable efforts to keep the Resale Registration Statement effective at all times until the earlier of (i) no holder owns any Series G Warrant or Series G Warrant Shares or (ii) the Series G Warrant Shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. If the Company issues Common Stock pursuant to an ATM at a cost basis per share less than the exercise price in effect under the Series G Warrant, then the exercise price of the Series G Warrant will be adjusted to such lower price.

EF Hutton LLC acted as placement agent in connection with the foregoing transactions.

The foregoing description of the terms of the Inducement Offer to Extend Existing Warrants, Series F Inducement Agreement, Exchange Agreement, and Series G Warrant and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the copies of the Inducement Offer to Extend Existing Warrants, Series F Inducement Agreement, Exchange Agreement, and Series G Warrant filed hereto as Exhibits 10.1, 10.2, 10.3, and 4.1, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Exchange Shares and Series G Warrant will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(D) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Series G Common Stock Purchase Warrant dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd.
10.1	Inducement Offer to Extend Existing Warrants, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd.
10.2	Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd.
10.3	Exchange Offer of Warrants to Purchase Common Stock and Amendment, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Hudson Bay Master Fund Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliance Global Group, Inc.

Dated: December 13, 2023	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer